Exhibit 99.1

NEWS RELEASE
Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923
Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Fourth Quarter and

Full Year 2018 Financial Results

Scottsdale, Ariz. – February 28, 2019 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the fourth quarter and full year ended December 31, 2018, as summarized below:

	Three Months Ended			Years Ended
	December 31			December 31
(In millions, except per share results)	2018	2017	Chg	2018	2017	Chg
Net revenue	$1,844.6	$1,694.4	8.9%	$7,314.2	$5,838.6	25.3%
Net income (loss)	$(28.0)	$54.5	-151.3%	$24.2	$110.2	-78.1%
Segment profit [1]	$16.0	$99.0	-83.8%	$228.0	$310.9	-26.7%
Adjusted net income (loss) [1]	$(18.6)	$64.2	-128.9%	$61.7	$144.8	-57.4%
Per share results:
Earnings (Loss) per share	$(1.16)	$2.17	-153.5%	$0.97	$4.51	-78.5%
Adjusted earnings (loss) per share [1]	$(0.77)	$2.55	-130.2%	$2.46	$5.92	-58.4%

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue for the year ended December 31, 2018 increased to $7.3 billion from 2017.

•	Net income for the year ended December 31, 2018 decreased to $24.2 million from 2017.

•	Segment profit for the year ended December 31, 2018 decreased to $228.0 million from 2017.

•	Adjusted net income for the year ended December 31, 2018 decreased to $61.7 million from 2017.

•

Unrestricted cash and investments were $130.4 million as of December 31, 2018. Approximately $63.3 million of the unrestricted cash and investments at December 31, 2018 is related to excess capital and undistributed earnings held at regulated entities.

•	The Company is confirming its full year 2019 earnings guidance.

“Relative to our previous expectations, the fourth quarter was negatively impacted by approximately $50 million of both out-of-period and non-recurring items, primarily related to retrospective rate adjustments in New York which occurred subsequent to our guidance call in December. We do not expect these items to have a material impact on 2019 earnings and are therefore confirming 2019 guidance,” said Jonathan N. Rubin, chief financial officer of Magellan Health.

Barry M. Smith, chairman and chief executive officer of Magellan Health, said, “While 2018 was challenging, we are only mid-way through our work to create a stronger, more sustainable foundation for the Company. For decades, Magellan was the leader in the carve-out specialty and behavioral health space. While these capabilities remain valuable and relevant today, the reality is that the market has changed to a much more integrated model. We recognized this and proactively took steps to transform our business in a significant way. We have made solid progress in shifting our revenue stream into growth markets over the last five years.”

Mr. Smith continued, “Looking to the future, we are confident that we can address our operational issues and deliver profitable growth and value creation. We are implementing a multi-year margin improvement plan to increase adjusted net income margin to over 2 percent.”

Net Revenue

For the full year ended December 31, 2018, net revenue increased 25.3 percent to $7.3 billion from $5.8 billion for the year ended December 31, 2017. This increase was mainly driven by the full year impact of the acquisition of Senior Whole Health (SWH) and the impact of net business growth.

Segment Profit

For the year ended December 31, 2018, segment profit decreased 26.7 percent to $228.0 million from $310.9 million for the year ended December 31, 2017.

•

Healthcare segment profit for the full year ended December 31, 2018, was $149.1 million versus $202.7 million in 2017. This 2018 decrease was primarily driven by cost of care pressure in Magellan Complete Care of Virginia, rate reductions in Magellan Complete Care of Florida, and unfavorable rate adjustments in New York, partially offset by a full year contribution of Massachusetts from the Senior Whole Health acquisition. Results in the quarter were unfavorably impacted by significant out-of-period and non-recurring adjustments to revenue for our New York contract.

•

We reported Pharmacy Management segment profit of $104.4 million for the year ended December 31, 2018, which was a decrease from the $139.9 million in 2017. The year-over-year decrease was primarily due to the loss of specialty carve-out business during the first half of 2018 as well as $7 million of unfavorable non-recurring items in the fourth quarter related to inventory, rebate receivables, and prior year customer settlements.

•

Regarding other financial results, corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $25.6 million for the year ended December 31, 2018, compared to $31.8 million in 2017. The decrease is mainly due to a lower discretionary benefits in 2018, higher corporate development costs in 2017 related to the SWH acquisition, and a litigation settlement recorded in 2017.

Cash Flow & Balance Sheet

Cash flow from operations for the year ended December 31, 2018, was $164.8 million, as compared to cash flow from operations of $162.3 million for the year ended December 31, 2017.

As of December 31, 2018, the Company’s unrestricted cash and investments totaled $130.4 million, which represents a decrease of $130.8 million from the balance at December 31, 2017, largely due to the pay down of debt and share repurchases.  Approximately $63.3 million of the unrestricted cash and investments at December 31, 2018 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at December 31, 2018, of $527.7 million reflect an increase of $62.3 million from the balance at December 31, 2017. This increase is primarily attributable to the growth in MCC Virginia.

As a result of the shortfall in earnings during 2018, we recently amended our 2017 Credit Agreement with our lenders to allow for a maximum net leverage up to 3.25 times trailing 12 month EBITDA until September 30, 2019, 2.75 times at December 31, 2019, and 2.5 times thereafter.

Outlook

The Company is confirming its 2019 full year earnings guidance ranges.

2019 Guidance	Low	High
Net revenue	$7,200.0	$7,500.0
Income before income taxes	$75.0	$117.0
Net income	$52.0	$79.0
Segment Profit[1]	$270.0	$290.0
Adjusted net income[1]	$90.0	$114.0

Per share results:
Earnings per share[2]	$2.14	$3.25
Adjusted earnings per share[1][2]	$3.70	$4.69

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2]2019 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business February 22, 2019, but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s fourth quarter results on a conference call scheduled for Thursday,  February 28, 2019 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “4th Quarter 2018 Earnings Call” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through March 28, 2019. This replay may be accessed by dialing 1-866-435-5412 (Domestic) or 1-203-369-1031 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2019 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share; and multi-year margin improvement plan, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018,  to be filed with the Securities and Exchange Commission later today, and the Company’s subsequent Quarterly Reports on Form 10-Q to be filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2017	December 31, 2018
ASSETS

Current Assets:
Cash and cash equivalents	$398,732	$272,308
Accounts receivable, net	660,775	756,059
Short-term investments	310,578	382,582
Pharmaceutical inventory	40,945	40,818
Other current assets	72,323	95,400
Total Current Assets	1,483,353	1,547,167
Property and equipment, net	158,638	150,748
Long-term investments	17,287	3,161
Deferred income taxes	813	3,411
Other long-term assets	22,567	24,530
Goodwill	1,006,288	1,018,156
Other intangible assets, net	268,288	231,883
Total Assets	$2,957,234	$2,979,056

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$74,300	$72,077
Accrued liabilities	193,635	231,356
Short-term contingent consideration	6,892	8,000
Medical claims payable	327,625	393,547
Other medical liabilities	177,002	169,639
Current debt, capital lease and deferred financing obligations	112,849	24,274
Total Current Liabilities	892,303	898,893
Long-term debt, capital lease and deferred financing obligations	740,888	728,608
Deferred income taxes	12,298	11,167
Tax contingencies	14,226	16,478
Long-term contingent consideration	1,925	2,124
Deferred credits and other long-term liabilities	19,100	36,483
Total Liabilities	1,680,740	1,693,753

Stockholders’ Equity:
Ordinary common stock	530	535
Additional paid-in capital	1,274,811	1,326,645
Retained earnings	1,399,495	1,419,449
Accumulated other comprehensive loss	(380)	(324)
Ordinary common stock in treasury, at cost	(1,397,962)	(1,461,002)
Total Stockholders’ Equity	1,276,494	1,285,303
Total Liabilities and Stockholders’ Equity	$2,957,234	$2,979,056

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(unaudited)	(unaudited)
Net revenue:
Managed care and other	$1,093,785	$1,207,552	$3,479,182	$4,878,442
PBM	600,630	637,093	2,359,401	2,435,709
Total net revenue	1,694,415	1,844,645	5,838,583	7,314,151

Costs and expenses:
Cost of care	779,146	959,906	2,413,770	3,762,412
Cost of goods sold	563,240	593,793	2,211,910	2,283,022
Direct service costs and other operating expenses (1)(2)	261,653	277,835	941,883	1,071,535
Depreciation and amortization	32,810	35,358	115,706	132,660
Interest expense	9,266	9,362	25,977	35,396
Interest and other income	(2,086)	(4,090)	(5,887)	(14,068)
Total costs and expenses	1,644,029	1,872,164	5,703,359	7,270,957
Income (loss) before income taxes	50,386	(27,519)	135,224	43,194
Provision (benefit) for income taxes	(4,123)	448	25,083	19,013
Net income (loss)	54,509	(27,967)	110,141	24,181
Less: net loss attributable to non-controlling interest	-	-	(66)	-
Net income (loss) attributable to Magellan	$54,509	$(27,967)	$110,207	$24,181

Weighted average number of common shares outstanding — basic	23,921	24,048	23,333	24,349
Weighted average number of common shares outstanding — diluted	25,113	24,048	24,440	25,035

Net income (loss) attributable to Magellan per common share — basic	$2.28	$(1.16)	$4.72	$0.99
Net income (loss) attributable to Magellan per common share — diluted	$2.17	$(1.16)	$4.51	$0.97

Net income (loss)	$54,509	$(27,967)	$110,141	$24,181
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (3)	(232)	48	(205)	56
Comprehensive income (loss)	54,277	(27,919)	109,936	24,237
Less: comprehensive income (loss) attributable to non-controlling interest	-	-	(66)	-
Comprehensive income (loss) attributable to Magellan	$54,277	$(27,919)	$110,002	$24,237

(1)

Includes stock compensation expense of $7,282 and $2,067 for the three months ended December 31, 2017 and 2018, respectively, and $39,116 and $29,472 for the twelve months ended December 31, 2017 and 2018, respectively.

(2)

Includes changes in fair value of contingent consideration of $1,327 and $856 for the three months ended December 31, 2017 and 2018, respectively, and $696 and $1,307 for the twelve months ended December 31, 2017 and 2018, respectively.

(3)	Net of income tax provision of ($26) and $15 for the three months ended December 31, 2017 and 2018, respectively, and ($8) and $18 for the twelve months ended December 31, 2017 and 2018, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended
	December 31,
	2017	2018
Cash flows from operating activities:
Net income	$110,141	$24,181
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	115,706	132,660
Non-cash interest expense	4,757	1,221
Non-cash stock compensation expense	39,116	29,472
Non-cash income tax benefit	(30,981)	(1,725)
Non-cash amortization on investments	3,924	1,344
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(40,910)	(99,295)
Pharmaceutical inventory	17,605	127
Other assets	(4,565)	(25,774)
Accounts payable and accrued liabilities	(84,445)	9,139
Medical claims payable and other medical liabilities	26,235	72,347
Contingent consideration	696	1,307
Tax contingencies	1,681	1,803
Deferred credits and other long-term liabilities	3,218	18,020
Other	95	17
Net cash provided by operating activities	162,273	164,844

Cash flows from investing activities:
Capital expenditures	(57,232)	(68,275)
Acquisitions and investments in businesses, net of cash acquired	(232,403)	(958)
Purchases of investments	(449,873)	(557,232)
Proceeds from maturities and sales of investments	423,118	498,032
Net cash used in investing activities	(316,390)	(128,433)

Cash flows from financing activities:
Proceeds from issuance of debt	1,041,736	-
Payments to acquire treasury stock	(21,765)	(62,640)
Proceeds from exercise of stock options	44,355	23,064
Payments on debt, capital lease and deferred financing obligations	(803,393)	(122,239)
Payments on contingent consideration	(3,032)	-
Other	(9,560)	(1,020)
Net cash provided by (used in) financing activities	248,341	(162,835)

Net increase (decrease) in cash and cash equivalents	94,224	(126,424)
Cash and cash equivalents at beginning of period	304,508	398,732
Cash and cash equivalents at end of period	$398,732	$272,308

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(unaudited)	(unaudited)
Healthcare
Managed care and other revenue	$1,016,180	$1,149,694	$3,206,277	$4,638,622
Cost of care	(779,146)	(959,906)	(2,413,770)	(3,762,412)
Direct service costs and other	(172,769)	(192,108)	(601,201)	(735,366)
Stock compensation expense (1)	2,301	(875)	10,689	6,982
Changes in fair value of contingent consideration (1)	1,327	856	696	1,307
Less: non-controlling interest loss (2)	-	-	(56)	-
Healthcare segment profit	67,893	(2,339)	202,747	149,133
Pharmacy Management
Managed care and other revenue	77,519	58,017	273,489	240,427
PBM revenue	634,188	684,691	2,491,044	2,625,417
Cost of goods sold	(599,369)	(640,843)	(2,341,979)	(2,468,170)
Direct service costs and other	(76,743)	(77,695)	(302,525)	(298,713)
Stock compensation expense (1)	2,787	1,206	19,881	5,458
Pharmacy Management segment profit	38,382	25,376	139,910	104,419
Corporate and Elimination (3)
Managed care and other revenue	86	(159)	(584)	(607)
PBM revenue	(33,558)	(47,598)	(131,643)	(189,708)
Cost of goods sold	36,129	47,050	130,069	185,148
Direct service costs and other	(12,141)	(8,032)	(38,157)	(37,456)
Stock compensation expense (1)	2,194	1,736	8,546	17,032
Less: non-controlling interest loss (2)	-	-	(3)	-
Corporate and Elimination	(7,290)	(7,003)	(31,766)	(25,591)
Consolidated
Managed care and other revenue	1,093,785	1,207,552	3,479,182	4,878,442
PBM revenue	600,630	637,093	2,359,401	2,435,709
Cost of care	(779,146)	(959,906)	(2,413,770)	(3,762,412)
Cost of goods sold	(563,240)	(593,793)	(2,211,910)	(2,283,022)
Direct service costs and other	(261,653)	(277,835)	(941,883)	(1,071,535)
Stock compensation expense (1)	7,282	2,067	39,116	29,472
Changes in fair value of contingent consideration (1)	1,327	856	696	1,307
Less: non-controlling interest loss (2)	-	-	(59)	-
Consolidated segment profit	$98,985	$16,034	$310,891	$227,961
Reconciliation of income before income taxes to segment profit:
Income (loss) before income taxes	$50,386	$(27,519)	$135,224	$43,194
Stock compensation expense	7,282	2,067	39,116	29,472
Changes in fair value of contingent consideration	1,327	856	696	1,307
Non-controlling interest segment (profit) loss	-	-	59	-
Depreciation and amortization	32,810	35,358	115,706	132,660
Interest expense	9,266	9,362	25,977	35,396
Interest and other income	(2,086)	(4,090)	(5,887)	(14,068)
Segment profit	$98,985	$16,034	$310,891	$227,961

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	The non-controlling portion of AlphaCare's segment loss is excluded from the computation of segment profit.
(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(unaudited)	(unaudited)
Net income (loss) attributable to Magellan	$54,509	$(27,967)	$110,207	$24,181
Adjusted for acquisitions starting in 2013
Stock compensation expense	1,497	-	16,215	530
Changes in fair value of contingent consideration	1,327	856	696	1,307
Amortization of acquired intangibles	12,076	12,402	37,265	49,078
Tax impact	(5,186)	(3,858)	(19,558)	(13,435)
Adjusted net income (loss)	$64,223	$(18,567)	$144,825	$61,661

Net income (loss) per common share attributable to Magellan —diluted	$2.17	$(1.16)	$4.51	$0.97
Adjusted for acquisitions starting in 2013
Stock compensation expense	0.05	-	0.66	0.02
Changes in fair value of contingent consideration	0.06	0.03	0.03	0.05
Amortization of acquired intangibles	0.48	0.52	1.52	1.96
Tax impact	(0.21)	(0.16)	(0.80)	(0.54)
Adjusted earnings (loss) per share	$2.55	$(0.77)	$5.92	$2.46

(MGLN-GEN)

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